UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, the Board of Directors of Lyell Immunopharma, Inc. (the “Company”) approved the appointment of Smital Shah as the Company’s Chief Financial and Business Officer and principal financial officer, effective March 9, 2026. Lynn Seely, M.D., the Company’s President and Chief Executive Officer, previously served as interim principal financial officer.

In connection with Ms. Shah’s appointment as the Company’s Chief Financial and Business Officer, the Company and Ms. Shah entered into an offer letter that governs the terms of Ms. Shah’s at-will employment relationship with the Company. Pursuant to the offer letter, Ms. Shah is entitled to receive an initial annual base salary of $500,000 and a target annual bonus of up to 50% of her base salary. In addition, Ms. Shah will receive a stock option for 140,000 shares of common stock of the Company, with an exercise price equal to the fair market value of the common stock of the Company on the date of grant, to be granted under the Company’s 2021 Equity Incentive Plan. Twenty-five percent (25%) of the total shares subject to the option will vest on the one-year anniversary of Ms. Shah’s employment commencement date and an additional 1/48th of the total shares subject to the option will vest in equal monthly installments thereafter, subject to Ms. Shah remaining an employee of the Company on each applicable vesting date. Ms. Shah will participate in the Company’s Officer Severance Plan, as amended (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (No. 001-40502)) as a Tier I Employee (as defined therein).

Prior to her appointment as the Company’s Chief Financial and Business Officer, Ms. Shah, 49, provided finance and business development consulting services to the Company since February 2026, and before that, since January 2023, served as an independent consultant to multiple biotech and life sciences companies on finance and business development strategy and operations. From October 2014 to December 2022, Ms. Shah served as Chief Business and Financial Officer of ProQR Therapeutics (Nasdaq: PRQR) overseeing all business functions related to finance, communications, commercial strategy, business development and legal. Previously, Ms. Shah managed the multi-billion-dollar debt, cash and investment portfolios of Gilead Sciences, Inc. Prior to Gilead, she was an investment banker at Leerink Partners and JP Morgan focused on capital raising and strategic transactions in the biotechnology space. Before that, Ms. Shah held various research and development roles at Johnson & Johnson Company. Ms. Shah holds a B.S. in Chemical Engineering from the University of Mumbai, an M.S. in Chemical Engineering from Virginia Tech and an M.B.A. in Finance from the University of California, Berkeley, Haas School of Business. Ms. Shah previously served on the Board of Directors of Pliant Therapeutics until June 2025 and was a Board Member and Chair of the Audit Committee at Graphite Bio until its merger with LENZ Therapeutics in March 2024.

The Company has also entered into its standard indemnification agreement with Ms. Shah in the form previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (No. 333-256470), as amended, filed with the Securities and Exchange Commission on May 25, 2021.

The foregoing summary of the offer letter does not purport to be a complete description of the offer letter and is qualified in its entirety by reference to the complete text of the offer letter, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated March 3, 2026, by and between Smital Shah and Lyell Immunopharma, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: March 9, 2026	By:	/s/ Mark Meltz
Mark Meltz
General Counsel